                                                                     EXHIBIT 8.1

                       [Covington & Burling Letterhead]


                              ____________, 1998



American Community Property Trust
222 Smallwood Village Drive
St. Charles, Maryland 20602

Ladies and Gentlemen;

          We have acted as counsel to Interstate General Company L.P., a Delaware limited partnership ("IGC"), and American Community Properties Trust, a Maryland real estate investment trust ("ACPT"), in connection with the preparation of its Proxy Statement and Prospectus which forms part of the Registration Statement on Form S-4 of ACPT as initially filed with the Securities and Exchange Commission (the "Commission") on November 11, 1997 (as thereafter amended from time to time and together with all exhibits thereto, the "Proxy Statement/Prospectus") relating to the proposed transfer of the principal real estate assets and operations of IGC to ACPT and the distribution (the "Distribution") of common shares ("Common Shares") of ACPT to the IGC Unitholders (the "Restructuring").

          ACPT will own all of the outstanding equity interests in American Rental Management Company ("American Management"), American Land Development US, Inc. ("American Land"), and IGP Rental Properties Trust ("American Rental") (American Rental, American Land, American Management and IGP Group hereinafter collectively referred to as the "Companies" or individually as a "Company"). In this connection, we have been asked to provide our opinions regarding certain federal income tax matters related to the Restructuring. This opinion is being furnished in accordance with the requirements of Item 21(a) of Form S-4 and Item 601(b)(8) of Regulation S-K under the Securities Act of 1933, as amended (the "Act"). Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Proxy Statement/Prospectus.

          Our opinions are based on our understanding of the relevant facts concerning IGC, ACPT and the proposed transactions as set forth in the Proxy Statement/Prospectus. In this regard, we have examined and are familiar with:
(i) the Proxy Statement/Prospectus; (ii) the Declaration of Trust and Bylaws of ACPT as amended and restated as of [date]; (iii) the Declaration of Trust and Bylaws of American Rental as amended and restated as of [date]; (iv) the Partnership Agreement of American Housing as amended and restated as of [date];
(v) the Articles of Incorporation and Bylaws of American Housing Management Company as amended and restated as of [date]; (vi) the Articles of Incorporation and Bylaws of IGP Group as amended and restated as of [date]; (vii) the Articles of Incorporation and Bylaws of American Land as amended and restated as of [date]; (viii) the Articles of Incorporation and Bylaws of American Management as amended and restated as of [date]; (ix) the Second Amended and Restated Certificate and Agreement of Limited Partnership of Interstate General Properties Limited Partnership S.E. as amended as of [date];
(x) any other documents furnished to us by IGC or you in connection with the issuance of the Opinion Letter; and (xi) such other documents as we have deemed necessary or appropriate for rendering our opinion. In our examination, we have assumed, with your consent, the accuracy of all information contained in these documents, the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, or photostatic copies, and the authenticity of the originals of such copies. In our review, we have also assumed that all of the obligations imposed by any such documents examined on the parties thereto have been and will continue to be performed or satisfied in accordance with their terms.

          THE OPINIONS SET FORTH IN THIS LETTER RELY UPON THE DETAILED STATEMENTS, CERTIFICATIONS, AND REPRESENTATIONS OF THE OFFICERS OF ACPT AND OF THE COMPANIES AS SET FORTH IN THEIR LETTERS TO US DATED [ ] AND [ ] (REFERRED TO COLLECTIVELY AS THE "ACPT LETTER") AND OF THE OFFICERS OF INTERSTATE GENERAL MANAGEMENT CORPORATION ("IGMC"), THE MANAGING GENERAL PARTNER OF IGC AS SET FORTH IN THEIR LETTER TO US DATED TODAY (THE "IGC LETTER"), WHICH LETTERS ARE ATTACHED HERETO AND INCORPORATED BY REFERENCE HEREIN, AND AS SET FORTH IN THE PROXY STATEMENT/PROSPECTUS, INCLUDING THOSE SET FORTH UNDER THE CAPTION "INCOME TAX CONSIDERATIONS -- FEDERAL INCOME TAX CONSIDERATIONS." We have not attempted to verify independently such statements, certifications, and representations. Our opinion is premised on the accuracy of such statements, certifications, and representations, and no facts have come to our attention that would cause us to question the accuracy and completeness of such statements, certifications, and representations. With your consent, we have assumed that any successor officers of ACPT, any of the Companies, or the Managing General Partner of IGC will make and satisfy the statements, certifications, and representations of their respective predecessors. In addition, with your consent, we have assumed and relied upon the correctness of all computations, projections, estimates, and forecasts, including all estimates and computations of the amount and character of income, gain, loss, or deduction, and any underlying estimation of computation of tax basis and value, that have been furnished to Counsel by IGC. Counsel has not independently reviewed these computations or the underlying projections, estimates, and forecasts upon which they are based. We have also assumed that the transactions described in the Proxy Statement/Prospectus will be consummated at the time and in the manner contemplated in the Proxy Statement/Prospectus. At the date of this letter, certain events set forth in the Proxy Statement/Prospectus regarding the Restructuring have not yet occurred and this opinion is expressly contingent upon the occurrence of all such events.

          American Rental's qualification and taxation as a REIT depend upon its ability to meet on a continuing basis, through actual annual operating and other results, the various requirements under the Code and described in the Proxy Statement/Prospectus with regard to, among other things, the sources and amounts of its gross income, the composition of its assets, the level of its distributions to stockholders, and the diversity of its share ownership. Counsel's opinions set forth in this letter relating to American Rental's qualification and taxation as a REIT rely, among other things, on the representations set forth in the ACPT Letter as to the sources and amounts of American Rental's gross income, the composition of its assets, level of distributions to its stockholders, and the diversity of its share ownership on a continuing basis. Counsel will not review American Rental's compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the operations of American Rental, the sources of its income, the nature of its assets, the level of its distributions to stockholders and the diversity of its stock ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT.

          One of the requirements for the treatment of American Rental as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), is that not more than 50% of the Common Shares may be held, directly or indirectly, applying certain constructive ownership rules, by five or fewer individuals at any time during the last half of each of American Rental's taxable years (the "closely held" test), beginning with the second taxable year for which American Rental elects to be taxed as a REIT. At the time of the Distribution, American Rental would not meet the "closely held" test because of the percentage ownership of the Wilson Family. We understand that James J. Wilson and J. Michael Wilson have advised ACPT that the Wilson Family will take such actions as may be necessary to reduce its percentage ownership to below 40% before the last half of American Rental's second taxable year in order to permit American Rental to qualify as a REIT. However, the Wilson Family is under no obligation to do so. With your consent, we have assumed for purposes of the opinions expressed in this letter that the Wilson Family's percentage ownership will be reduced in such a manner that ACPT meets the "closely held" test as all times during and after American Rental's second taxable year for which it elects to be taxed as a REIT. If this assumption turns out not to be correct, American Rental will not qualify as a REIT.

          The Restructuring is contingent upon a determination that IGC will be classified as a partnership for federal income tax purposes for 1998. Such determination will be made by legal counsel, and such counsel will render an opinion as to the partnership classification of IGC (the "IGC Classification Opinion").

          The determination of IGC's partnership classification contained in the IGC Classification Opinion will be based, in part, on whether 90% of IGC's gross income for 1998 will constitute "qualifying income", and therefore will be based, in part, on unaudited income amounts and projections furnished to counsel by IGC. Although you have advised us that the mix of "qualifying income" has been improving throughout 1998 and, as of June 30, 1998, slightly exceeded 90%, the IGC Classification Opinion is not being rendered at this time to permit IGC management to verify the continuation of the current favorable trend in qualifying income and to enable IGC management to provide certification of results on which legal counsel can base its opinion on partnership classification. There can be no assurance that IGC will meet the "90% qualifying income" test or be classified as a partnership for federal tax purposes for any period. In addition, the IGC Classification Opinion will not bind the IRS. This letter does not constitute the IGC Classification Opinion, and Counsel expresses no opinion herein as to the classification of IGC as a partnership for federal tax purposes. Accordingly, we have assumed for purposes of the opinions expressed in this letter that IGC will be treated as a partnership for federal income tax purposes.

          If IGC fails to meet the "90% qualifying income" test and does not qualify as a partnership for federal tax purposes as of January 1, 1998, the Restructuring and the Distribution will result in the significant adverse tax consequences to IGC and the Unitholders described in the "Income Tax Considerations -- Federal Income Tax Considerations -- Federal Income Tax Classification of IGC" section of the Proxy Statement/Prospectus.

          The opinions set forth in this letter are based on relevant provisions of the Code, Regulations promulgated thereunder (including proposed and temporary Regulations) by the United States Department of the Treasury (the "Regulations"), and interpretations of the foregoing as expressed in court decisions, the legislative history, and existing administrative rulings and practices of the Internal Revenue Service (the "IRS") (including its practices and policies in issuing private letter rulings, which are not binding on the Internal Revenue Service except with respect to the taxpayer that receives the ruling), all as of the date hereof. These provisions and interpretations are subject to change, which may or may not be retroactive in effect, that might result in modifications of our opinion. Opinions of counsel are not binding on the IRS or on any court. Accordingly, no assurance can be given that the IRS will not challenge the propriety of one or more of the opinions set forth in the following paragraphs, or that such a challenge would not be successful in a court of competent jurisdiction.

          Based upon, and subject to, the foregoing and the paragraphs below (including, but not limited to, the assumptions, representations, qualifications and exceptions set forth therein), we are of the opinion that:

          1. American Rental has been organized in conformity with the requirements for qualification and taxation as a real estate investment trust ("REIT") under the Code beginning with its taxable year ending December 31, 1998, and American Rental's proposed method of operation as described in the Proxy Statement/Prospectus will enable it to meet the requirements for qualification and taxation as a REIT under the Code.

          2. ACPT will be treated as a partnership for federal income tax purposes and will not be subject to federal income tax as a corporation or an association taxable as a corporation.

          3. A Shareholder will not recognize gain or loss upon receipt of Common Shares in the Distribution. A Shareholder who receives cash in lieu of fractional Common Shares will recognize gain in an amount not to exceed the amount of cash received. IGC will not recognize gain on the Distribution.

          4. Subject to the qualifications and limitations set forth herein and in the Proxy Statement/Prospectus, the discussion contained in the "Income Tax Considerations -- Federal Income Tax Considerations" section of the Proxy Statement/Prospectus fairly summarizes the federal income tax considerations that are likely to be material to a Shareholder and the discussion of the legal matters contained therein as they relate to the United States federal income tax matters is accurate in all material respects as of the date hereof.

          We are expressing our opinion only with respect to the foregoing matters and no other opinion should be inferred as to any other matters.

          For a discussion relating the law to the facts and the legal analysis underlying the opinions set forth in this letter, we incorporate by this reference and confirm our opinions set forth in the discussions of federal income tax issues, which we prepared, in the section of the Proxy
Statement/Prospectus under the heading "Income Tax Considerations -- Federal Income Tax Considerations."

          We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion letter, and we are not undertaking to update the opinion letter from time to time. The opinions expressed in this letter are limited to the matters expressly set forth herein and no opinions are to be implied or may be inferred beyond the matters expressly so stated. This opinion letter has been prepared for your use in connection with the filing of the Proxy Statement/Prospectus on the date of this opinion letter and should not be quoted in whole or in part or otherwise referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm. We hereby consent to the filing of this opinion as an exhibit to the Proxy Statement/Prospectus and to the use of the name of our firm therein. In giving this consent, we do not thereby admit that we are "expert" within the meaning of the Act or that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.

          This opinion does not address specific requirements and limitations applicable to particular Shareholders that may modify the analysis set forth herein and is not generally applicable to non-resident aliens and foreign corporations and has limited application to domestic corporations. Prospective Shareholders are urged to consult their own tax advisors as to the tax consequences of acquiring, holding, and disposing of Common Shares.

          Furthermore, we are not expressing any opinion with respect to the deductibility or treatment of any particular item by IGC or ACPT or the actual amount of each Unitholder's or Shareholder's share of those items. We also express no opinion as to the accuracy of the financial statements or of any of the financial information set forth in the Proxy Statement/Prospectus. This opinion should not be construed as passing on the business merits of investment in IGC or ACPT, or on whether or not a Unitholder should consent to the Restructuring.

          Even if no changes in the relevant facts or applicable law occur, any position taken by IGC, ACPT, or Shareholders may be challenged by the IRS notwithstanding the opinions expressed in this letter and there can be no assurance that, if subjected to judicial review, the courts would not uphold such a challenge. In this regard, certain matters on which we have expressed opinions have not been definitively answered by statute, Regulations, ruling or court decisions, and no assurance can be given that those questions might not be resolved adversely. No opinion is expressed as to any matter not addressed explicitly herein.

                              Very truly yours,



                              Covington & Burling

                  [INTERSTATE GENERAL MANAGEMENT CORPORATION]
                                 [LETTERHEAD]


                               ___________, 1998


Covington & Burling
1201 Pennsylvania Ave. N.W.
Washington, D.C.  20044

     Re:  Tax Opinion Letter
          ------------------

Ladies and Gentlemen:

     In connection with the opinion letter (the "Opinion Letter") dated today provided by Covington & Burling in connection with the preparation of the Proxy Statement/Prospectus which forms part of the Registration Statement on Form S-4 of American Community Properties Trust ("ACPT"), as initially filed with the Securities and Exchange Commission on November 11, 1997 (as thereafter amended from time to time and together with all exhibits thereto, the "Proxy Statement/Prospectus") and recognizing that Covington & Burling will rely on this letter in providing the Opinion Letter, the undersigned, authorized officers of Interstate Management Corporation ("IGMC"), the Managing General Partner of Interstate General Company L.P. ("IGC"), and acting as such, hereby consents to the assumptions set forth in the Opinion Letter and certifies the following, to the best of our knowledge and belief, as of this date.

     Insofar as the certification refers to IGC, the undersigned officers of IGMC represent that they shall cause IGC to comply with such certification. Insofar as such certification refers to any entity directly or indirectly controlled (either through its ownership or through its voting or management rights with respect to such entity) by IGC (such entity hereinafter a "Controlled Entity"), the undersigned represent that they will cause IGC to take such actions as are necessary to cause such Controlled Entity to comply with such certification. Insofar as such certification pertains to any person other than IGMC, IGC, or a Controlled Entity, such certification is only as to the knowledge of the undersigned without specific inquiry. Capitalized terms used but not defined herein have the meaning provided in the Proxy Statement/Prospectus. We have furnished to you all computations, projections, estimates, and forecasts, including all estimates and computations of the amount and character of income, gain, loss, or deduction, and any underlying estimation or computation of tax basis and value upon which the discussion in the "Income Tax Considerations -- Federal Income Tax Considerations" section of the Proxy Statement/Prospectus is based.


     1. The Partnership Agreement of IGC as amended and restated as of February 6, 1987, has been duly authorized, executed, and delivered, and has not and will not be amended or further amended after the noted date in any manner that would affect your Opinion Letter.

     2. During each taxable year ending after December 31, 1997, IGC will cause itself and each Controlled Entity to operate in such a manner that will make each representation set forth below true for such years or for the period set forth in such representation.

     3. No actions will be taken by IGC or any Controlled Entity that would have the effect of altering the facts upon which the Opinion Letter is based.

     4. IGC has a valid legal existence, and each Controlled Entity has full power, authority, and legal right to enter into and perform the terms of any agreements between or among other entities or other third parties, and the transactions contemplated thereby.

     5. At all times, material transactions among IGC, ACPT, American Rental, American Housing, IGP Group, American Land, American Management, American Housing Management Company, or any of them, have been and will be negotiated and structured with the intention of achieving an arm's-length result.

     6. The payment of cash in lieu of fractional Common Shares was not separately bargained for consideration and will be made solely for the purpose of saving ACPT the expense and inconvenience of issuing fractional Common Shares.

     7. IGMC, IGC, and all Controlled Entities each maintain separate books and records.

     8. IGC is operated and will continue to be operated in accordance with the Delaware Revised Uniform Limited Partnership Act, as codified in Chapter 17, Title 6 of the Delaware Code Annotated and, without limitation, the representations set forth in the Proxy
          Statement/Prospectus and this letter.

     9. IGC will take no action that would cause it to be taxed as a corporation for federal tax purposes, including making an election to be treated as an association taxable as a corporation.

     10. IGMC and IGC will closely monitor the amount and character of IGC's gross income and will take necessary steps in order to insure that during taxable years ending after December 31, 1997, 90% or more of IGC's gross income will consist of:

          a.  Interest;

          b.   Dividends;

          c. "Real property rents", as that term is defined in Section 7704(d)(3) of the Internal Revenue Code of 1986, as amended (the "Code");

          d. Gain from the sale of other disposition of real property (including property described in Code Section 1221(1));

          e. Income and gains derived from the exploration, development, mining or production, processing, refining, transportation (including pipelines transporting gas, oil, or products thereof), or the marketing of any mineral or natural resource (including fertilizer, geothermal energy, and timber);

          f. Any gain from the sale or disposition of a capital asset (or property described in Code Section 1231(b) held for the production of a type of income described above;

          g. And any other types of income set forth in Code Section 7704(d), such that at least 90% of IGC's gross income will consist of "qualifying income" under Code Section 7704(c)(2).

     11. The value of any marketable securities and money transferred directly or indirectly by IGC to ACPT in exchange for Common Shares prior to the Distribution was less than 20 percent of the value of all assets so transferred by IGC in exchange for such Common Shares.

     12. IGMC, IGC, and any Controlled Entity will take all such actions necessary for ACPT to preserve its status as a partnership (or that is not recognized as an entity separate from its owner) for federal tax purposes, and will not take any actions that would cause ACPT to be treated as an association taxable as a corporation for federal tax purposes.

     13. IGMC, IGC, and any Controlled Entity will take all such actions necessary for American Rental to preserve its status as a REIT, and will not take any actions that would adversely affect American Rental's qualification as a REIT as defined in Code Section 856(a).

     14. IGP is operated and will continue to be operated in accordance with the applicable Puerto Rico law, its Partnership Agreement, and, without limitation, the Proxy Statement/Prospectus and the representations set forth in this letter.

     15. IGP is taking and will take any and all such actions as may be necessary to obtain and preserve its status as a special partnership under Puerto Rico law.

     16. IGP will take no action that would cause IGP to be taxed other than as a corporation for Federal income tax purposes.

     Where the foregoing representations involve matters of law, you have explained to us the relevant and material legal authority to which such representations relate. The undersigned fully understand that Covington & Burling will be relying on the accuracy and completeness of the statements made in this letter in rendering the opinions contained in the Opinion Letter, and the undersigned have examined such records and other documents and made such inquiries and investigation as the undersigned deemed necessary to obtain sufficient actual knowledge to support the representations made herein.

               Very truly yours,

               INTERSTATE GENERAL MANAGEMENT CORPORATION



               BY:
                    ------------------------------------
                    James J. Wilson, Chairman of the
                     Board and Chief Executive Officer


                    ------------------------------------
                    J. Michael Wilson
                    Vice Chairman


                    ------------------------------------
                    Edwin L. Kelly
                    President and Chief Operating Officer


                    ------------------------------------
                    Cynthia L. Hedrick
                    Chief Accounting Officer


                    ------------------------------------
                    Roberta Peterson
                    Vice President

                               ___________, 1998


Covington & Burling
1201 Pennsylvania Ave. N.W.
Washington, D.C.  20044

     Re:  Tax Opinion Letter
          ------------------

Ladies and Gentlemen:

     In connection with the opinion letter (the "Opinion Letter") dated today provided by Covington & Burling in connection with the preparation of the Proxy Statement/Prospectus which forms part of the Registration Statement on Form S-4 of American Community Properties Trust ("ACPT"), as initially filed with the Securities and Exchange Commission on November 11, 1997 (as thereafter amended from time to time and together with all exhibits thereto, the "Proxy Statement/Prospectus") and recognizing that Covington & Burling will rely on this letter in providing the Opinion Letter, the undersigned, authorized officers of ACPT, American Rental Properties Trust ("American Rental") American Rental Management Company ("American Management"), American Land Development US, Inc. ("American Land"), and IGP Group Corp. ("IGP Group"), hereby consent to the assumptions set forth in the Opinion Letter and certify on behalf of the entity or entities indicated above their signatures below the following, to the best knowledge and belief of such entity or entities on behalf of which they are certifying.

     Insofar as the certification refers to ACPT, the undersigned officers of ACPT represent that they shall cause ACPT to comply with such certification. Insofar as such certification refers to American Rental, American Land, American Management, or IGP Group (collectively referred to as the "Companies" and individually as a "Company"), the officer signing this letter on behalf of such Company represents that such officer shall cause such Company to comply with such certification. Insofar as such certification refers to any other entity directly or indirectly controlled (either through its ownership or through its voting or management rights with respect to such entity) by a Company (such entity hereinafter a "Subsidiary Company"), the undersigned officers of that Company represent that they shall take such actions as is necessary to cause such Subsidiary Company to comply with such certification. Insofar as such certification pertains to any person other than ACPT, or a Company or Subsidiary Company, such certification is only as to the knowledge of the undersigned without specific inquiry. Capitalized terms used but not defined herein have the meaning provided in the Proxy Statement/Prospectus. References to American Rental's taxable year ending December 31, 1998, shall include American Rental's first taxable year for which it has elected to be treated as a REIT and references to American Rental's taxable years ending after December 31, 1998, shall include American Rental's second taxable year for which it has elected REIT status, regardless of the actual date on which such taxable years end.

                            GENERAL REPRESENTATIONS

     1. Each of the following documents has been or will be duly authorized, executed, and delivered, and has not and will not have been amended or further amended after the noted date in any manner that would affect your Opinion Letter:

          a. The Declaration of Trust and Bylaws of ACPT as amended and restated as of [date].

          b. The Declaration of Trust and Bylaws of American Rental as amended and restated as of [date].

          c. The Partnership Agreement of American Housing as amended and restated as of [date].

          d. The Articles of Incorporation and Bylaws of American Housing Management Company as amended and restated as of [date].

          e. The Articles of Incorporation and Bylaws of IGP Group as amended and restated as of [date].

          f. The Articles of Incorporation and Bylaws of American Land as amended and restated as of [date].

          g. The Articles of Incorporation and Bylaws of American Management as amended and restated as of [date].

          h. The Second Amended and Restated Certificate and Agreement of Limited Partnership of Interstate General Properties Limited Partnership S.E. as amended as of [date];

          i. Any other documents we have furnished you in connection with the issuance of the Opinion Letter.

     2. During each taxable year ending after December 31, 1997, ACPT will cause itself, each Company and each Subsidiary Company to operate in such a manner that will make each representation set forth below true for such years or for the period set forth in such representation.

     3. No actions will be taken by ACPT, any company, or any Subsidiary Company that would have the effect of altering the facts upon which the Opinion Letter is based.

     4. ACPT, American Rental, American Housing, IGP Group, American Land, American Management, and American Housing Management Company each has a valid legal existence, and each entity has full power, authority, and legal right to enter into and perform the terms of any agreements between or among other entities or other third parties, and the transactions contemplated thereby.

     5. At all times, material transactions among ACPT, American Rental, American Housing, IGP Group, American Land, American Management, American Housing Management Company, or any of them, have been and will be negotiated and structured with the intention of achieving an arm's-length result.

     6. The payment of cash in lieu of fractional Common Shares was not separately bargained for consideration and will be made solely for the purpose of saving ACPT the expense and inconvenience of issuing fractional Common Shares.

     7. ACPT, American Rental, American Housing, IGP Group, American Land, American Management, and American Housing Management company each maintain separate books and records.

     8. ACPT, American Rental, IGP Group, and American Management, expect to coordinate the declaration and payment of dividends and other distributions from such entities in such a manner that all dividends will be paid by the lower-tier entities to ACPT on the same day that ACPT declares a dividend to the Shareholders of record on such date.

     9. ACPT and American Rental will use the calendar year as their taxable year.

                      REPRESENTATIONS WITH RESPECT TO ACPT

     10. ACPT is operated and will continue to be operated in accordance with the Maryland Real Estate Investment Trust Act, as codified in Section 8 of the Maryland Corporations and Associations Article, ACPT's Declaration of Trust, and, without limitation, the representations set forth in the Proxy Statement/Prospectus and this letter.

     11. ACPT will take no action that would cause it to be taxed as a corporation for federal tax purposes, including making an election to be treated as an association taxable as a corporation.

     12. During taxable years ending after December 31, 1997, 90 percent of ACPT's gross income will consist of:

          a.   Interest;

          b.   Dividends;

          c. "Real property rents", as that term is defined in Section 7704(d)(3) of the Internal Revenue Code of 1986, as amended (the "Code");

          d. Gain from the sale of other disposition of real property (including property described in Code Section 1221(1));

          e. Income and gains derived from the exploration, development, mining or production, processing, refining, transportation (including pipelines transporting gas, oil, or products thereof), or the marketing of any mineral or natural resource (including fertilizer, geothermal energy, and timber);

          f. Any gain from the sale or disposition of a capital asset (or property described in Code Section 1231(b) held for the production of a type of income described above;

          g. And any other types of income set forth in Code Section 7704(d), such that at least 90% of ACPT's gross income will consist of "qualifying income" under Code Section 7704(c)(2).

     13. Upon the dissolution and liquidation of ACPT, ACPT anticipates that the Shareholders' capital accounts and percentage interests will be in proportion to the Shareholders' Common Shares and that liquidating distributions will therefore be pro rata in accordance with Common Shares.

                REPRESENTATIONS WITH RESPECT TO AMERICAN RENTAL
                             AND AMERICAN HOUSING

     14. American Rental is operated and will continue to be operated in accordance with the Maryland Real Estate Investment Trust Act, American Rental's Declaration of Trust, and, without limitation, the representations set forth in the Proxy Statement/Prospectus and this letter.

     15. American Rental will timely file IRS Forms 1120-REIT for its taxable years ending December 31, 1998, and American Rental will timely elect to be taxed as a Real Estate Investment Trust ("REIT") for such year and all subsequent years and will not terminate or revoke such election.

     16. American Housing is operated and will continue to be operated in accordance with the applicable provisions of applicable laws, the Delaware Revised Limited Partnership Act (codified in Title 6, Section 17-1102 of the Delaware Code), American Housing's Partnership Agreement, the Proxy Statement/Prospectus, and, without limitation, the representations set forth in the Proxy Statement/Prospectus and this letter (including the representations of "REIT Subsidiaries").

     17. American Housing Management Company is operated and will continue to be operated in accordance with the applicable provisions of applicable laws, the General Corporations Law of Maryland (as codified in Sections 1-7 of the Maryland Corporations and Associations Article), American Housing Management Company's Articles of Incorporation and Bylaws, and, without limitation, the representations set forth in the Proxy Statement/Prospectus and this letter (including the representations of "REIT Subsidiaries").

     18. Neither American Housing nor American Housing Management Company will take any action that would cause them to be treated as an association taxable as a corporation for federal tax purposes.

     19. ACPT, American Rental, American Housing Management Company, and American Housing will take such actions as are necessary to cause the U.S. Apartment Partnerships or any other entity in which American Rental, American Housing Management Company, or American Housing own an interest directly or indirectly through one or more other entities (American Housing Management Company, American Housing, the U.S. Apartment Partnerships, and such other entities hereinafter referred to as the "REIT Subsidiaries") to comply with all of the representations of the REIT Subsidiaries set forth in this letter.

     20. American Rental and the REIT Subsidiaries will take all such actions as are necessary for American Rental to preserve its status as a REIT, and neither ACPT, American Rental, nor American Housing will make any amendments to their organizational documents after the date hereof that would affect American Rental's qualification as a REIT as defined in Code Section 856(a).

     21. American Rental will not take any action that would (but for the REIT provisions under the Code) cause it to be taxed other than as a domestic corporation for federal tax purposes.

     22. American Rental and the REIT Subsidiaries will take such actions as are necessary to ensure that the following requirements are now and will continue to be met by any person that provides services with respect of or to any tenant of a property in which, commencing with the taxable year ending December 31, 1998, American Rental owns an interest directly or indirectly through the REIT Subsidiaries:

          a. Such person does not and will not own, directly or indirectly (within the meaning of Code Section 856(d)(5)), more than 35 percent of the shares of beneficial interest of ACPT, the stock of American Rental or the ownership interests in any REIT Subsidiary;

          b. If such person is a corporation, not more than 35 percent of its stock, measured by voting power or number of shares, or, if such person is a non-corporate entity, not more than a 35 percent interest in its assets or net profits is or will be owned, directly or indirectly (within the meaning of Code Section 856(d)(5)), by one or more persons who own or owns 35 percent or more of the beneficial interests of ACPT, the stock of American Rental or the ownership interests in any REIT Subsidiary;

          c. Neither ACPT, American Rental, any REIT Subsidiary, nor any Controlled Entity presently derives or receives, or will derive or receive, any income from such person;

          d. Such person was, is and will be adequately compensated for its services; and

          e. If such person is an individual, he or she is not and will not be an officer of ACPT, American Rental, a REIT Subsidiary or any Controlled Entity.

     23. Beneficial ownership of American Rental will be held by 100 or more persons for at least 335 days of each taxable year ending after December 31, 1998.

     24. At no time during the last half of each of American Rental's taxable years ending after December 31, 1998, will more than 50 percent in value of American Rental shares be owned, directly or indirectly (within the meaning of Code Section 544, as modified by Code Section 856(h)(1)(B)), by or for the benefit of five or fewer individuals.

     25. At no time during the last half of each of American Rental's taxable years ending after December 31, 1998, will more than 50 percent in value of Common Shares be owned, directly or indirectly (within the meaning of

          Code Section 544, as modified by Code Section 856(h)(1)(B)), by or for the benefit of five or fewer individuals.

     26. During each of American Rental's taxable years ending after December 31, 1997, at least 95 percent of the gross income of American Rental, determined after application of Treas. Reg. Section 1.856-3(g), excluding gross income from the sale of property held as inventory or held primarily for sale to customers in the ordinary course of the trade or business of American Rental or a REIT Subsidiary ("Prohibited Income"), was and will be derived from:

          a.   Dividends;

          b.   Interest;

          c.   "Rents from real property", as that term is defined in Code
               Section 856(d);

          d. Gain from the sale or other disposition of stock, securities, and real property (including interests in real property and interests in mortgages on real property) that is not Prohibited Income;

          e.   Abatements and refunds of taxes on real property;

          f. Income and gain derived from foreclosure property as defined in Code Section 856(e) ("Foreclosure Property");

          g. Amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property);

          h. Gain from the sale or other disposition of real estate assets (including regular and residual interests in real estate mortgage investment conduits ("REMICs")) that is not Prohibited Income;

          i. Payments under any bona fide interest rate swap or cap agreement, option, futures contract, forward rate agreement, or any similar financial instrument, entered into by American Rental or a REIT Subsidiary in a transaction to reduce the interest rate risks with respect to any indebtedness incurred or to be incurred to acquire or carry real estate assets (including regular and residual interests in REMICs, to the extent provided in Code Section 856(c)(5)(E)) ("Qualified Hedging Contracts"); and

          j. Gain from the sale or other disposition of Qualified Hedging Contracts.

     27. During American Rental's taxable years ending after December 31, 1997, at least 75 percent of the gross income of American Rental, determined after application of Treas. Reg. Section 1.856-3(g) (excluding Prohibited Income) was and will be derived from:

          a.   "Rents from real property", as that term is defined in Code
               Section 856(d) (excluding any interest accrued on such rents);

          b. Interest on obligations secured by mortgages on real property or on interests in real property (including interests on regular or residual interests in REMICs, to the extent provided in Code
               Section 856(c)(5)(E));

          c. Gain from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) that was not Prohibited Income;

          d. Dividends or other distributions on, and gain (other than Prohibited Income) from the sale or other disposition of, transferable shares in other REITs;

          e.   Abatements and refunds of taxes on real property;

          f. Income and gain (other than Prohibited Income) derived from Foreclosure Property;

          g. Amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property);

          h. Gain (other than Prohibited Income) from the sale or other disposition of real estate assets (including regular and residual interests in REMICs, to the extent provided in Code Section 856(c)(5)(E)); and

          i.   Income that is (i) attributable to stock or a debt instrument,
               (ii) attributable to the temporary investment of amounts received in exchange for American Rental Shares (other than American Rental Shares issued pursuant to a dividend reinvestment plan) or in a public offering of debt obligations of American Rental which have maturities of at least five years, and (iii) received or accrued during the one-year period beginning on the date on which American Rental received such amounts.

     28. American Rental expects nonqualifying income, that is, income that does not qualify under the 95 percent and 75 percent tests already described, to total at all times less than 5 percent of American Rental's annual gross income.

     29. During each of American Rental's taxable years ending after December 31, 1997, at the close of each quarter of each taxable year, as required by Code Section 856(c)(4): (i) at least 75 percent of the value of the total assets of American Rental were and will be represented by real estate assets (including interests in mortgages on real property and interests in REMICs, to the extent provided in Code
          Section 856(c)(5)(E)), cash and cash items (including receivables), and government securities (the "75 Percent Test") and (ii) with respect to the securities of American Rental not included under the 75 Percent Test, (A) not more than five percent of the value of American Rental's total assets did and will consist of the securities of any one issuer (excluding American Rental's interest in any corporation with respect to which American Rental holds directly 100 percent of the stock) and (B) not more than 10 percent of the outstanding voting securities of any one issuer (excluding the American Rental's interest in any corporation with respect to which American Rental holds directly 100 percent of the stock) will be held by American Rental. With respect to this representation, the assets of American Rental will be as determined pursuant to Treas. Reg. Section 1.856-3(g) and the term "value" means (i) fair value as determined in good faith by the Board of Trustees of American Rental, or (ii) in the case of securities for which market quotations are readily available, the market value of such securities.

     30. During any of American Rental's taxable years beginning after December 31, 1997, American Rental and the REIT Subsidiaries will not engage in any "prohibited transactions" as defined in Code Section 857(b)(6)(B)(iii), involving a sale or other disposition of property described in Code Section 1221(1), which is not foreclosure property.

     31. To the extent that the leases entered into by American Rental or a REIT Subsidiary (the "Leases") provide that rent is the greater of a fixed amount or a percentage amount that is either fixed or based on a percentage of receipts or sales derived with respect to the property (the "Percentage Rent"), the percentages used to compute the Percentage Rent (i) will not be renegotiated during the term of the Leases in a manner that has the effect of basing the Percentage Rent on income or profits of any person and (ii) will conform with normal business practices.

     32. The parties to each Lease intend for their relationship to be that of lessor and lessee, or sublessor and sublessee, as the case may be, and each current relationship is and each future relationship shall be documented by a lease agreement; the lessees or sublessees, as the case may be, have and shall have the right to exclusive possession and use and quiet enjoyment of the leased premises during the term of the Leases; the lessees bear and will bear the cost of, and are or will be responsible for, day-to-day maintenance and repair of the leased premises, other than the cost of certain capital expenditures, and dictate and will dictate how the leased premises are operated and maintained; the lessees or sublessees, as the case may be, bear and will bear all of the costs and expenses of operating the leased premises during the term of the Leases; the term of each Lease is less than the economic life of the leased premises and the lessees do not have purchase options with respect to the leased premises; the lessees or sublessees, as the case may be, are required to pay substantial fixed rent during the term of the Leases; and each lessee or sublessee, as the case may be, stands to incur substantial losses or reap substantial profits depending on how successfully it operates the leased premises.

     33. ACPT will monitor the terms of each Lease entered into by American Rental or a REIT Subsidiary to ensure that the amount of rent attributable to personal property received or accrued by American Rental or a REIT Subsidiary does not cause American Rental to fail to satisfy the gross income tests of Code Sections 856(c)(2) and (3).

     34. During each of American Rental's taxable years ending after December 31, 1997, determined after application of Treas. Reg. Section 1.856-3(g), American Rental will not receive or accrue, directly or indirectly through a REIT Subsidiary, any rent, interest, contingency fees, or other amounts that are determined in whole or in part with reference to the income or profits derived by any person (excluding amounts received (i) as rents that are (A) based solely on a percentage or percentages of receipts or sales and the percentage or percentages are fixed at the time the leases are entered into, are not renegotiated during the term of the leases in a manner that has the effect of basing rent on income or profits, and conform with normal business practices or (B) attributable to qualified rents from subtenants as provided in Code Section 856(d)(6), and (ii) as interest that was (X) based solely on a fixed percentage or percentages of receipts or sales or (Y) attributable to qualified rents received or accrued by debtors as provided by Code Section 856(f)(2)).

     35. During each of American Rental's taxable years ending after December 31, 1997, American Rental will not own, directly or indirectly (within the meaning of Code Section 856(d)(5)), 10 percent or more, by voting power, value or number, of the shares of any corporation or other entity except that American Rental may directly own 100 percent of the stock of a subsidiary corporation. American Rental will not receive or accrue, directly or indirectly through a REIT Subsidiary, any rents from any of the following:

          a. A corporation of which American Rental owns, directly or indirectly (within the meaning of Code Section 856(d)(5)), 10 percent or more of the stock, by voting power or number of shares; or

          b. A non-corporate entity in which American Rental owns, directly or indirectly (within the meaning of Code Section 856(d)(5)), 10 percent or more of the assets or net profits.

     36. With respect to each loan secured by real estate held by American Rental or a REIT Subsidiary, the amount of the loan has not exceeded and does not exceed the fair market value of the real property security therefor, except by amounts which would not cause American Rental to fail to satisfy the asset tests of Code Section 856(c)(4) or the gross income test of Code Section 856(c)(3).

     37. ACPT, American Rental and the REIT Subsidiaries shall maintain and will continue to maintain, until the expiration of any applicable statute of limitations period, sufficient records as to their investments to be able to show that American Rental complies with the asset tests of Code Section 856(c)(4).

     38. During each of American Rental's taxable years ending after December 31, 1997, the deduction for dividends paid (as defined in Code Section 561, but without regard to capital gain dividends, as defined in Code
          Section 857(b)(3)(C)) will equal or exceed (i) the sum of (A) 95 percent of American Rental's real estate investment trust taxable income (as defined in Code Section 857(b)(2), but without regard to the deduction for dividends paid and excluding any net capital gain) and (B) 95 percent of the excess of its net income from Foreclosure Property over the tax imposed on such income by Code Section 857(b)(4)(A), minus (ii) any excess noncash income (as determined under Code Section 857(e)). For purposes of this paragraph, the deduction for dividends paid shall be determined after the application of Code Section 857(d)(3).

     39. At all times after December 31, 1997, the dividends paid by American Rental have been paid and will be paid in respect of each class of stock pro rata, with no preference to any share as compared with other shares of the same class.

     40. Within 30 days after the end of American Rental's taxable year ended December 31, 1998, American Rental will demand written statements from each record shareholder of one percent or more of its stock (or, if American Rental has 2,000 or more shareholders of record of its stock on any dividend record date, each record shareholder of five percent or more of its stock) setting forth the following information:

          a.   The actual owners of American Rental's stock (i.e., the persons
                                                             ----
               who are required to include in gross income in their returns the dividends received on the stock); and

          b. The maximum number of shares of American Rental (including the number and face value of securities convertible into stock of American Rental) that were considered owned, directly or indirectly (within the meaning of Code Section 544, as modified by Code Section 856(h)(1)(B)), by each of the actual owners at any of American Rental's stock at any time during the last half of American Rental's taxable year ended December 31, 1998.

     41. Within 30 days after the end of ACPT's taxable year ended December 31, 1998, ACPT will demand written statements from each record shareholder of one percent or more of its stock (or, if ACPT has 2,000 or more shareholders of record of its stock on any dividend record date, each record shareholder of five percent or more of its stock) setting forth the following information:

          a.   The actual owners of ACPT stock (i.e., the persons who are
                                                ----
               required to include in gross income in their returns the dividends received on the stock); and

          b. The maximum number of shares of ACPT (including the number and face value of securities convertible into stock of ACPT) that were considered owned, directly or indirectly (within the meaning of Code Section 544, as modified by Code Section 856(h)(1)(B)), by each of the actual owners at any of ACPT's stock at any time during the last half of ACPT's taxable year.

     42. American Rental and ACPT will maintain, respectively, the written statements described in the preceding two paragraphs and American Rental and ACPT will keep and maintain all records required pursuant to Treas. Reg. Section 1.857-8 in the Internal Revenue district in which they are required to file their Federal income tax returns, and the statements and records will be available for inspection by the IRS until the expiration of any applicable statute of limitations period.

     43. Neither ACPT, nor any entity controlled by ACPT, will furnish or render any services to American Rental with the exception of management services provided by American Management.

     44. Neither American Rental nor any of its REIT or other subsidiaries will lease any property to American Land, American Management, American Housing Management company, IGP Group, or any entity related thereto, or to any C corporation, nor will any C corporation make any payments to American Rental in the ordinary course of business.

     45. In addition to what has been already set forth in this letter, American Rental will take any other such actions, or refrain from taking such actions, as the case may be, in order to preserve its status as a REIT for Federal income tax purposes.

              REPRESENTATIONS WITH RESPECT TO AMERICAN HOUSING AND
                      AMERICAN HOUSING MANAGEMENT COMPANY

     46. American Housing meets the "95 percent" test set forth in Code Section 856(c)(2), and described above in Paragraph [24] of this letter, the "75 percent" test set forth in Code Section 856(c)(3), and described above in Paragraph [25] of this letter, and the "total assets" test set forth in Code Section 856(c)(4), and described above in Paragraph [26] of this letter.

     47. All services rendered by American Housing or American Housing Management Company through their respective officers, agents or employees are limited to those services usually or customarily rendered in connection with the rental of rooms or other space for occupancy only, as those terms are defined for purposes of applying Code Section 856(d)(2) and Treas. Reg. (S)1.512(b)-1(c)(5) and they will not provide services that might be considered rendered primarily for the convenience of tenants, such as hotel, health care or extensive recreational or social services.

                   REPRESENTATIONS WITH RESPECT TO IGP GROUP

     48. IGP Group is operated and will continue to be operated in accordance with the applicable Puerto Rico law, its Articles of Incorporation and Bylaws, and, without limitation, the Proxy Statement/Prospectus and the representations set forth in this letter.

     49. IGP Group is taking and will take any and all such actions as may be necessary to obtain and preserve its status as a special partnership under Puerto Rico law.

     50. IGP Group will take no action that would cause IGP Group to be taxed other than as a corporation for Federal income tax purposes.

     51. With respect to Puerto Rico rental properties that are held directly or indirectly through partnerships, interests in which are held by IGP, IGP Group performs active and substantial management activities, and causes IGP to perform active and substantial operational activities, all within the meaning of Treas. Reg. (S) 1.367(a)- 2T(b)(3) and Treas. Reg. (S) 1.954-2(c)(1).

     52. No more than 80 percent of the assets of IGP Group consist or will consist of:

          a.   money,

          b. stocks and other equity interests in a corporation, evidences of indebtedness, options, forward or futures contracts, notional principal contracts and derivatives,

          c.   any foreign currency,

          d. any interest in a real estate investment trust, a common trust fund, a regulated investment company, a publicly-traded partnership (as defined in section 7704(b)) or any other equity interest (other than in a corporation) which pursuant to its terms or any other arrangement is readily convertible into, or exchangeable for, any asset described in any preceding clause, this clause or clause (v),

          e. any interest in a precious metal, unless such metal is used or held in the active conduct of a trade or a business,

          f. interests in any entity if substantially all of the assets of such entity consist (directly or indirectly) of any assets described in any preceding clause; or

          g.   any other property treated as stock and securities under Code
               Section 351(e)(1)(B).

          For purposes of this determination, stock and securities in corporations in which IGP Group owns directly or indirectly 50 percent or more of (i) the combined voting power of all classes of stock entitled to vote, or (ii) the total value of all classes of stock outstanding, shall be disregarded and IGP Group shall be deemed to own its rateable share of such corporation's assets.

     53. Less than 50 percent of the value of IGP Group is and will be stock and securities or less than 80 percent of the value of IGP Group is and will be held for investment and IGP Group is not and will not otherwise be an investment company as defined in Code Section 368(a)(2)(F)(iii). In making the 50-percent and 80-percent determinations under the preceding sentence, stock and securities in any subsidiary corporation shall be disregarded and IGP Group shall be deemed to own its rateable share of the subsidiary's assets. A corporation shall be considered a subsidiary if IGP Group owns directly or indirectly 50 percent or more of the combined voting power of all classes of stock entitled to vote, or 50 percent of the total value of shares of all classes of stock outstanding. Furthermore, in determining total assets there shall be excluded cash and cash items (including receivables), Government Securities, and assets acquired (through incurring indebtedness or otherwise) for purposes of meeting the requirements of the first sentence of this representation. Stocks and securities will be considered to be held for investment unless they are (i) held primarily for sale to customers in the ordinary course of business, or (ii) used in the trade or business of banking, insurance, brokerage, or a similar trade or business.

                 REPRESENTATIONS WITH RESPECT TO AMERICAN LAND

     54. American Land is operated and will continue to be operated in accordance with its Articles of Incorporation and Bylaws, the applicable provisions of applicable laws, the General Corporation Law of Maryland (as codified in Sections 1-7 of the maryland Corporations and Associations Article) and, without limitation, the Proxy Statement/Prospectus, and the representations set forth in this letter.

     55. American Land will take no action that would cause American Land to be taxed other than as a corporation for Federal income tax purposes.

     56. No more than 80 percent of the assets of American Land consist or will consist of:

          a.   money,

          b. stocks and other equity interests in a corporation, evidences of indebtedness, options, forward or futures contracts, notional principal contracts and derivatives,

          c.   any foreign currency,

          d. any interest in a real estate investment trust, a common trust fund, a regulated investment company, a publicly-traded partnership (as defined in section 7704(b)) or any other equity interest (other than in a corporation) which pursuant to its terms or any other arrangement is readily convertible into, or exchangeable for, any asset described in any preceding clause, this clause or clause (v),

          e. any interest in a precious metal, unless such metal is used or held in the active conduct of a trade or a business,

          f. interests in any entity if substantially all of the assets of such entity consist (directly or indirectly) of any assets described in any preceding clause; or

          g.   any other property treated as stock and securities under Code
               Section 351(e)(1)(B).

          For purposes of this determination, stock and securities in corporations in which American Land owns directly or indirectly 50 percent or more of (i) the combined voting power of all classes of stock entitled to vote, or (ii) the total value of all classes of stock outstanding, shall be disregarded and American Land shall be deemed to own its rateable share of such corporation's assets.

     57. Less than 50 percent of the value of American Land is and will be stock and securities or less than 80 percent of the value of American Land is and will be held for investment and American Land is not and will not otherwise be an investment company as defined in Code Section 368(a)(2)(F)(iii). In making the 50-percent and 80-percent determinations under the preceding sentence, stock and securities in any subsidiary corporation shall be disregarded and American Land shall be deemed to own its rateable share of the subsidiary's assets. A corporation shall be considered a subsidiary if American Land owns directly or indirectly 50 percent or more of the combined voting power of all classes of stock entitled to vote, or 50 percent of the total value of shares of all classes of stock outstanding. Furthermore, in determining total assets there shall be excluded cash and cash items (including receivables), Government Securities, and assets acquired (through incurring indebtedness or otherwise) for purposes of meeting the requirements of the first sentence of this representation. Stocks and securities will be considered to be held for investment unless they are (i) held primarily for sale to customers in the ordinary course of business, or (ii) used in the trade or business of banking, insurance, brokerage, or a similar trade or business.

              REPRESENTATIONS WITH RESPECT TO AMERICAN MANAGEMENT

     58. American Management is and will continue to be operated in accordance with the applicable provisions of its Articles of Incorporation and Bylaws, the applicable provisions of applicable laws, the Delaware Corporations Law (as codified in Title 8 of the Delaware Code) and, without limitation, the Proxy Statement/Prospectus, and the representations set forth in this letter.

     59. All services rendered by American Management through its officers, agents or employees are limited to those services usually or customarily rendered in connection with the rental of rooms or other space for occupancy only, as those terms are defined for purposes of applying Code Section 856(d)(2) and Treas. Reg. (S)1.512(b)-1(c)(5).

     60. American Management will neither manage nor operate any assets owned directly or indirectly by American Rental or a REIT Subsidiary.

     61. No more than 80 percent of the assets of American Management consist or will consist of:

          a.   money,

          b. stocks and other equity interests in a corporation, evidences of indebtedness, options, forward or futures contracts, notional principal contracts and derivatives,

          c.   any foreign currency,

          d. any interest in a real estate investment trust, a common trust fund, a regulated investment company, a publicly-traded partnership (as defined in section 7704(b)) or any other equity interest (other than in a corporation) which pursuant to its terms or any other arrangement is readily convertible into, or exchangeable for, any asset described in any preceding clause, this clause or clause (v),

          e. any interest in a precious metal, unless such metal is used or held in the active conduct of a trade or a business,

          f. interests in any entity if substantially all of the assets of such entity consist (directly or indirectly) of any assets described in any preceding clause; or

          g.   any other property treated as stock and securities under Code
               Section 351(e)(1)(B).

          For purposes of this determination, stock and securities in corporations in which American Management owns directly or indirectly 50 percent or more of (i) the combined voting power of all classes of stock entitled to vote, or (ii) the total value of all classes of stock outstanding, shall be disregarded and American Management shall be deemed to own its rateable share of such corporation's assets.

     62. Less than 50 percent of the value of American Management is and will be stock and securities or less than 80 percent of the value of American Management is and will be held for investment and American Management is not and will not otherwise be an investment company as defined in Code Section 368(a)(2)(F)(iii). In making the 50-percent and 80-percent determinations under the preceding sentence, stock and securities in any subsidiary corporation shall be disregarded and American Management shall be deemed to own its rateable share of the subsidiary's assets. A corporation shall be considered a subsidiary if American Management owns directly or indirectly 50 percent or more of the combined voting power of all classes of stock entitled to vote, or 50 percent of the total value of shares of all classes of stock outstanding. Furthermore, in determining total assets there shall be excluded cash and cash items (including receivables), Government Securities, and assets acquired (through incurring indebtedness or otherwise) for purposes of meeting the requirements of the first sentence of this representation. Stocks and securities will be considered to be held for investment unless they are (i) held primarily for sale to customers in the ordinary course of business, or
          (ii) used in the trade or business of banking, insurance, brokerage, or a similar trade or business.

     Where the foregoing representations involve matters of law, you have explained to us the relevant and material legal authority to which such representations relate. The undersigned fully understand that Covington & Burling will be relying on the accuracy and completeness of the statements made in this letter in rendering the opinions contained in the Opinion Letter, and the undersigned have examined such records and other documents and made such inquiries and investigation as the undersigned deemed necessary to obtain sufficient actual knowledge to support the representations made herein.

               Very truly yours,

               AMERICAN COMMUNITY PROPERTIES TRUST


               BY:
                    -----------------------------------
                    J. Michael Wilson
                    Trustee, Chairman, and
                     Chief Executive Officer


                    -----------------------------------
                    Edwin L. Kelly
                    Trustee, President, and
                     Chief Operating Officer


                    -----------------------------------
                    Francisco Arrivi Cros
                    Trustee, Executive Vice President
                     and Treasurer


                    -----------------------------------
                    Cynthia L. Hedrick
                    Chief Accounting Officer


                    -----------------------------------
                    Roberta Peterson
                    Vice President

               AMERICAN RENTAL PROPERTIES TRUST



               BY:
                    -----------------------------------
                    [Chief Executive Officer]


                    -----------------------------------
                    [Chief Financial Officer]


               AMERICAN RENTAL MANAGEMENT COMPANY



               BY:
                    -----------------------------------
                    J. Michael Wilson
                    Chairman, Chief Financial Officer,
                    and Treasurer



                    -----------------------------------
                    Edwin L. Kelly
                    President



               AMERICAN LAND DEVELOPMENT US, INC.



               BY:
                    -----------------------------------
                    J. Michael Wilson
                    President



                    -----------------------------------
                    Cynthia L. Hedrick
                    Secretary and Treasurer

               IGP GROUP CORP.



               BY:
                    -----------------------------------
                    [Chief Executive Officer]



                    -----------------------------------
                    [Chief Financial Officer]

                          [SUPPLEMENTAL ACPT LETTER]


                               ___________, 1998


Covington & Burling
1201 Pennsylvania Ave. N.W.
Washington, D.C.  20044

            Re:  Tax Opinion Letter
                 ------------------

Ladies and Gentlemen:

          In connection with the opinion letter (the "Opinion Letter") dated [_____] provided by Covington & Burling in connection with the preparation of the Proxy Statement/Prospectus which forms part of the Registration Statement on Form S-4 of American Community Properties Trust ("ACPT"), as initially filed with the Securities and Exchange Commission on November 11, 1997 (as thereafter amended from time to time and together with all exhibits thereto, the "Proxy Statement/Prospectus"), and recognizing that Covington & Burling will rely on this letter in providing the Opinion Letter, the undersigned, authorized officers of ACPT, American Housing Properties Trust ("American Housing") American Housing Management Company ("American Management"), American Land Development US, Inc. ("American Land"), and IGP Group Corp. ("IGP Group"), hereby supplement their letter to you dated [_________] as follows, which letter, together with this letter, are collectively referred to in the Opinion Letter as the "ACPT Letter", certifying on behalf of the entity or entities indicated above their signatures below the following, to the best knowledge and belief of such entity or entities on behalf of which they are certifying.

          Paragraph 46 of our letter dated ____________ is hereby replaced by the following paragraphs:


     46A. During each of American Housing's taxable years ending after December
          31, 1997, at least 95 percent of the gross income of American Housing, determined after application of Treas. Reg. Section 1.856-3(g), excluding gross income from the sale of property held as inventory or held primarily for sale to customers in the ordinary course of the trade or business of American Housing or a REIT Subsidiary ("Prohibited Income"), was and will be derived from:

          a.   Dividends;

          b.   Interest;

          c.   "Rents from real property", as that term is defined in Code
               Section 856(d);

          d. Gain from the sale or other disposition of stock, securities, and real property (including interests in real property and interests in mortgages on real property) that is not Prohibited Income;

          e.   Abatements and refunds of taxes on real property;

          f. Income and gain derived from foreclosure property as defined in Code Section 856(e) ("Foreclosure Property");

          g. Amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property);

          h. Gain from the sale or other disposition of real estate assets (including regular and residual interests in real estate mortgage investment conduits ("REMICs")) that is not Prohibited Income;

          i. Payments under any bona fide interest rate swap or cap agreement, option, futures contract, forward rate agreement, or any similar financial instrument, entered into by American Housing or a REIT Subsidiary in a transaction to reduce the interest rate risks with respect to any indebtedness incurred or to be incurred to acquire or carry real estate assets (including regular and residual interests in REMICs, to the extent provided in Code
               Section 856(c)(5)(E)) ("Qualified Hedging Contracts"); and

          j. Gain from the sale or other disposition of Qualified Hedging Contracts.

     46B. During American Housing's taxable years ending after December 31,
          1997, at least 75 percent of the gross income of American Housing, determined after application of Treas. Reg. Section 1.856-3(g) (excluding Prohibited Income) was and will be derived from:

          a.   "Rents from real property", as that term is defined in Code
               Section 856(d) (excluding any interest accrued on such rents);

          b. Interest on obligations secured by mortgages on real property or on interests in real property (including interests on regular or residual interests in REMICs, to the extent provided in Code
               Section 856(c)(5)(E));

          c. Gain from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) that was not Prohibited Income;

          d. Dividends or other distributions on, and gain (other than Prohibited Income) from the sale or other disposition of, transferable shares in other REITs;

          e.   Abatements and refunds of taxes on real property;

          f. Income and gain (other than Prohibited Income) derived from Foreclosure Property;

          g. Amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property);

          h. Gain (other than Prohibited Income) from the sale or other disposition of real estate assets (including regular and residual interests in REMICs, to the extent provided in Code Section 856(c)(5)(E)); and

          i.   Income that is (i) attributable to stock or a debt instrument,
               (ii) attributable to the temporary investment of amounts received in exchange for American Housing Shares (other than American Housing Shares issued pursuant to a dividend reinvestment plan) or in a public offering of debt obligations of American Housing which have maturities of at least five years, and (iii) received or accrued during the one-year period beginning on the date on which American Housing received such amounts.

     46C. American Housing expects nonqualifying income, that is, income that does not qualify under the 95 percent and 75 percent tests already described, to total at all times less than 5 percent of American Housing's annual gross income.

     46D. During each of American Housing's taxable years ending after December
          31, 1997, at the close of each quarter of each taxable year: (i) at least 75 percent of the value of the total assets of American Housing were and will be represented by real estate assets (including interests in mortgages on real property and interests in REMICs, to the extent provided in Code Section 856(c)(5)(E)), cash and cash items (including receivables), and government securities (the "75 Percent Test") and (ii) with respect to the securities of American Housing not included under the 75 Percent Test, (A) not more than five percent of the value of American Housing's total assets did and will consist of the securities of any one issuer (excluding American Housing's interest in any corporation with respect to which American Housing holds directly 100 percent of the stock) and

          (B) not more than 10 percent of the outstanding voting securities of any one issuer (excluding the American Housing's interest in any corporation with respect to which American Housing holds directly 100 percent of the stock) will be held by American Housing. With respect to this representation, the assets of American Housing will be as determined pursuant to Treas. Reg. Section 1.856-3(g) and the term "value" means (i) fair value as determined in good faith by the Board of Trustees of American Housing, or (ii) in the case of securities for which market quotations are readily available, the market value of such securities.

          Paragraph 53 of our letter dated [_______________] is hereby replaced by the following paragraph:

     53. Less than 50 percent of the value of IGP Group is and will be stock and securities or less than 80 percent of the value of IGP Group is and will be held for investment. In making the 50-percent and 80-percent determinations under the preceding sentence, stock and securities in any subsidiary corporation shall be disregarded and IGP Group shall be deemed to own its rateable share of the subsidiary's assets. A corporation shall be considered a subsidiary if IGP Group owns directly or indirectly 50 percent or more of the combined voting power of all classes of stock entitled to vote, or 50 percent of the total value of shares of all classes of stock outstanding. Furthermore, in determining total assets there shall be excluded cash and cash items (including receivables), Government Securities, and assets acquired (through incurring indebtedness or otherwise) for purposes of meeting the requirements of the first sentence of this representation. Stocks and securities will be considered to be held for investment unless they are (i) held primarily for sale to customers in the ordinary course of business, or (ii) used in the trade or business of banking, insurance, brokerage, or a similar trade or business. At no time has IGP Group registered as, nor elected to be treated as, a regulated investment company, nor has IGP Group at any time elected to be treated as a real estate investment trust.

     Where the foregoing representations involve matters of law, you have explained to us the relevant and material legal authority to which such representations relate. The undersigned fully understand that Covington & Burling will be relying on the accuracy and completeness of the statements made in this letter in rendering the opinions contained in the Opinion Letter, and the undersigned have examined such records and other documents and made such inquiries and investigation as the undersigned deemed necessary to obtain sufficient actual knowledge to support the representations made herein.

               Very truly yours,

               AMERICAN COMMUNITY PROPERTIES TRUST


               BY:
                    -----------------------------------
                    J. Michael Wilson
                    Trustee, Chairman, and
                     Chief Executive Officer


                    -----------------------------------
                    Edwin L. Kelly
                    Trustee, President, and
                     Chief Operating Officer


                    -----------------------------------
                    Francisco Arrivi Cros
                    Trustee, Executive Vice President
                     and Treasurer


                    -----------------------------------
                    Cynthia L. Hedrick
                    Chief Accounting Officer


                    -----------------------------------
                    Roberta Peterson
                    Vice President

               AMERICAN RENTAL PROPERTIES TRUST



               BY:
                    -----------------------------------
                    [Chief Executive Officer]


                    -----------------------------------
                    [Chief Financial Officer]


               AMERICAN RENTAL MANAGEMENT COMPANY



               BY:
                    -----------------------------------
                    J. Michael Wilson
                    Chairman, Chief Financial Officer,
                    and Treasurer



                    -----------------------------------
                    Edwin L. Kelly
                    President



               AMERICAN LAND DEVELOPMENT US, INC.



               BY:
                    -----------------------------------
                    J. Michael Wilson
                    President



                    -----------------------------------
                    Cynthia L. Hedrick
                    Secretary and Treasurer


               IGP GROUP CORP.



               BY:
                    -----------------------------------
                    [Chief Executive Officer]



                    -----------------------------------
                    [Chief Financial Officer]